UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas		78130

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On July 11, 2013, Rush Enterprises, Inc. and substantially all of its subsidiaries (collectively, the “Company”) entered into the third amendment (the “Third Amendment”) to its $600,000,000 Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of December 31, 2012 with GE Capital Commercial Inc., as administrative agent and collateral agent (“GE Capital”) for the lenders named therein, and the lenders named therein (together with GE Capital, collectively the “Lenders”). The Third Amendment modifies certain provisions of the Credit Agreement to, among other things, (i) increase the Lenders’ loan commitment under the Credit Agreement by $150,000,000, (ii) reduce the interest rate and (iii) extend the maturity date.

As a result of the Third Amendment, the Lenders’ aggregate loan commitment under the Credit Agreement increased to $750,000,000 of revolving credit loans to finance the Company’s purchase of new and used vehicle inventory for sale by the Company and to finance the Company’s working capital needs. The revolving credit loans consist of $640,000,000 of Revolving A Loans and $110,000,000 of Revolving B Loans; however, the Revolving B Loans cannot be made unless there is no more availability for Revolving A Loans. Loans to purchase used inventory are limited to $150,000,000.

Borrowings under the Credit Agreement will now bear interest per annum, payable monthly, at the three month LIBOR rate, determined on the last day of the prior month, plus 2.03%. In addition, the Company must pay to the Lenders a monthly working capital fee equal to 0.35% per annum multiplied by the amount of voluntary prepayments of new and used inventory loans.

Pursuant to the Third Amendment, the Credit Agreement now expires July 11, 2016, although GE Capital has the right to terminate the Credit Agreement at any time upon 120 days written notice. The Company may terminate the Credit Agreement at any time, although if it does so it must pay the Lenders a prepayment processing fee of (i) $15,000,000 if it terminates on or prior January 11, 2015, (ii) $7,500,000 if it terminates after January 11, 2015 but on or prior to July 11, 2015 and (iii) $300,000 if it terminates thereafter, subject in each case to specified limited exceptions.

The foregoing description is qualified in its entirety by reference to the full text of (i) the Third Amendment to Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference, (ii) the Credit Agreement, which is incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 000-20797) filed February 2, 2012, (iii) the First Amendment to Credit Agreement, which is incorporated herein by reference to Exhibit 10.3 of the Company’s Form 10-Q (File No. 000-20797) for the quarter ended March 31, 2012, (iv) the Second Amendment to Credit Agreement, which is incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 000-20797) filed January 3, 2013 and (v) the Guaranty Agreement, which is incorporated herein by reference to Exhibit 10.2 of Company’s Current Report on Form 8-K (File No. 000-20797) filed January 6, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Title

10.1

Third Amendment to Credit Agreement, dated July 11, 2013, among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of North Carolina, Inc., Rush Truck Centers of Idaho, Inc., Rush Truck Centers of Utah, Inc., Rush Truck Centers of Oregon, Inc., Rush Truck Centers of Ohio, Inc., Rush Truck Centers of Kansas, Inc., Rush Truck Centers of Missouri, Inc., Rush Truck Centers of Texas, L.P., Rush Enterprises, Inc., the Lenders party thereto, and GE Capital Commercial Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.
By:	/s/ Derrek Weaver
Derrek Weaver
Senior Vice President, General Counsel and Corporate Secretary

Dated: July 15, 2013

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1

Third Amendment to Credit Agreement, dated July 11, 2013, among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of North Carolina, Inc., Rush Truck Centers of Idaho, Inc., Rush Truck Centers of Utah, Inc., Rush Truck Centers of Oregon, Inc., Rush Truck Centers of Ohio, Inc., Rush Truck Centers of Kansas, Inc., Rush Truck Centers of Missouri, Inc., Rush Truck Centers of Texas, L.P., Rush Enterprises, Inc., the Lenders party thereto, and GE Capital Commercial Inc.